UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2017

ORION GROUP HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000 Aerospace Suite 300
Houston, Texas 77034
(Address of principal executive offices)

(713) 852-6500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with structural changes Orion Group Holdings, Inc. (the “Company”) is making, effective December 1, 2017, L. Dwayne Breaux has left the Company. Dr. Breaux's departure did not involve any disagreement with the Company, the Company's management or the Board of Directors on any matters relating to the Company's operations, policies or practices. On December 4, 2017, the Company entered into a Form of Release Agreement with Dr. Breaux, which provided a general release of claims against the Company and its affiliates. Additionally, Dr. Breaux agreed to refrain from competing with the Company and from soliciting any Company employees or its clients. In return, the Company will pay Dr. Breaux according to the terms of his employment agreement. A copy of the Form of Release Agreement is attached hereto as Exhibit 99.2 and as incorporated by reference. In connection with the departure of Dr. Breaux, the Company will not seek to replace the Chief Operating Officer position.

Item 8.01	Other Events
A copy of our press release, dated December 7, 2017, announcing Changes in Management Structure is attached hereto as Exhibit 99.1, and is incorporated by reference.
Item 9.01    Financial Statements and Exhibits.
The exhibits to this current report on Form 8-K are listed in the Exhibit Index, which appears at the end of, and is incorporated by reference into, this report.
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Group Holdings, Inc.
Dated: December 7, 2017	By:	/s/ Christopher J. DeAlmeida
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated December 7, 2017 announcing Changes in Management Structure.
99.2	Form of Release Agreement between the Company and L. Dwayne Breaux, dated December 4, 2017.

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